Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, relating to the consolidated financial statements and the related financial statement schedules of Northeast Utilities and subsidiaries, and the effectiveness of Northeast Utilities and subsidiaries’ internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of NSTAR and its subsidiaries on April 10, 2012), appearing in the Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of The Connecticut Light and Power Company and subsidiary appearing in the Annual Report on Form 10-K of The Connecticut Light and Power Company for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of NSTAR Electric Company and subsidiaries appearing in the Annual Report on Form 10-K of NSTAR Electric Company for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of Public Service Company of New Hampshire and subsidiaries appearing in the Annual Report on Form 10-K of Public Service Company of New Hampshire for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of Western Massachusetts Electric Company and subsidiary appearing in the Annual Report on Form 10-K of Western Massachusetts Electric Company for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

May 3, 2013